UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2018

SPENDSMART NETWORKS, INC.

DELAWARE	000-27145	33-0756798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Aerovista Place, Suite 205
San Luis Obispo, CA 93401
(Address of principal executive offices)

(866) 497-6081
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective May 2, 2018, Luke Wallace resigned as Chief Executive Officer and Brett Schnell, the Company’s Chief Financial Officer was appointed as the Interim Chief Executive Officer. Mr. Wallace will serve as a consultant to the Company on a month to month basis. There is no change to Mr. Schnell’s compensation arrangement with the Company. Mr. Schnell will continue to act as Chief Financial Officer.

Mr. Schnell, age 50, was appointed the Chief Financial Officer of the Company on March 4, 2016. Prior to this Mr. Schnell had been the Company’s Corporate Controller from October 2012 to March 2016. From 2011 to 2012, Mr. Schnell provided financial consulting services to clients in the banking, insurance, financial services, and SaaS industries. From 2009 to 2011, Mr. Schnell was the Finance Director of Fairview Northland Medical Center (part of the greater Minneapolis Fairview Health System), responsible for reporting, budgeting, forecasting, strategy,long-term planning, and treasury management. Prior to his tenure at Fairview Northland Medical Center, Mr. Schnell was employed at Ameriprise Financial Services, Inc. from 1991 to 2009 in several senior finance roles in the banking, trust, client service, corporate controllership, and domestic and international treasury divisions, providing leadership to multiple acquisitions, new entity startups and the corporate spin off from American Express. In addition, Mr. Schnell served in financial consulting roles with Wells Fargo, General Mills, and several startups. Mr. Schnell has a Bachelor of Business Administration degree in Accounting from Iowa State University and a Master of Business Administration degree from the University of St Thomas. Mr. Schnell is also a Certified Public Accountant, Certified Management Accountant, and Certified Treasury Professional.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2018	SPENDSMART NETWORKS, INC. By: /s/ Brett Schnell Interim Chief Executive Officer